EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
MAF Bancorp, Inc:


We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Our report refers to a change in the method of accounting for goodwill in 2002.

/s/ KPMG LLP

Chicago, Illinois
April 21, 2003